IRREVOCABLE GUARANTEE AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 13TH DAY OF NOVEMBER 2002 (the "Effective Date").

BETWEEN:

RESPONSE BIOMEDICAL CORP., a company duly incorporated pursuant to the laws of British Columbia and an office at 8855 Northbrook Court, Burnaby, British Columbia, Canada, V5J 5J1

(the “Company”)

AND:

WILLIAM J. RADVAK, 5173 Redondo Drive, North Vancouver, BC V7R 3K1

(the "Guarantor")

WHEREAS:

A.                    the Company is entering into a line of credit agreement with The Toronto-Dominion Bank ("the "Creditor"), evidenced by the materials attached as Schedule "A" for a total of US$15,000 and referred to herein as the "Credit Line ";

B.                    the Guarantor has agreed to guarantee the Credit Line by providing an unconditional and irrevocable guarantee for the amount of US$15,000 (the "Guarantee") to The Toronto-Dominion Bank expiring at the office the Creditor on the close of business September 30, 2003;

C.                    the Guarantor has agreed to accept common share purchase warrants (the "Warrants") providing the Guarantor the right to purchase 17,196 common shares without par value (the "Shares") in the capital stock of the Company as consideration for providing the Guarantee, such Warrants to be exercisable at a price of Cdn $0.55 per Share and the total aggregate number of Shares calculated based on the Bank of Canada Noon Exchange Rate on the effective date of this agreement, of C$/US$1.5764;

D.                    the Guarantor is a person to whom the Company may issue securities pursuant to the exemption (the "Exemptions") provided by Multilateral Instrument #45-103 of the British Columbia Securities Act Rules, Regulations, Instruments or Notices; and

E.                    the Warrants will be issued pursuant to the Exemptions and that the Company is relying on the Exemptions from the requirements to provide the purchaser with a prospectus and to sell securities through a person registered to sell securities under the B.C. Securities Act and, as a consequence of acquiring securities pursuant to the Exemptions, certain protections, rights and remedies provided by the B.C. Securities Act, including statutory rights of rescission or damages, will not be available to the purchaser.

                       NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree with each other (the "Agreement") as follows:

1.
On the basis of the representations and warranties of the Guarantor contained in this Agreement and subject to the terms of this Agreement, the Company agrees to issue the Warrants to or at the direction of the Guarantor as full consideration for providing the Guarantee.

2.	For the term of the Guarantee, the Company agrees to inform the Guarantor of the Credit Line balance by e-mail or fax on the last business day of each calendar month.

3.	This Agreement is subject to all necessary approvals of the TSX Venture Exchange (the "Exchange") and the B.C. Securities Commission (the "Regulators").

4.
Subject to the Creditor having first accepted a LC from Bank Sarasin and the Creditor and the Company executing the Credit Line, the Company shall deliver a warrant certificate representing the Warrants to the Guarantor at his address shown on the first page of this Agreement within ten days of receiving written notice of the last of the approvals of the Regulators.

5.
The Guarantor acknowledges that the Shares will be subject to a four (4) month hold period from the date of the issuance of the Warrants imposed by the Exchange and by the operation of applicable securities rules or by applicable securities regulatory bodies, and that a share certificate issued within four months of issuing the Warrants, as a result of exercising the Warrants, will bear legends to that effect.

6.
The Guarantor acknowledges that this Agreement is not being entered into and the Warrants are not being acquired by the Guarantor as a result of any material information about the Company's affairs that has not been publicly disclosed.

7.
In the event of any subdivision, consolidation or other change in the share capital of the Company prior to the issuance of the Warrants, the number of Warrants issued pursuant to this Agreement shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

8.	Time shall be of the essence in this Agreement.

9.	This Agreement is subject to, governed by and construed in accordance with the laws of the Province of British Columbia.

10.	All references to funds in this Agreement are in Canadian funds unless otherwise noted.

11.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.
The parties hereto agree to execute and deliver all such further documents and other writings of any kind whatsoever and all such further acts and things as are reasonably required to carry out the full intent and meaning of this Agreement.

13.	Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

14.	This Agreement constitutes the entire agreement between the parties and there are no representations, warranties, covenants or agreements collateral hereto other than as contained herein.

15.
This Agreement may be signed in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.

SIGNED, SEALED AND DELIVERED BY
RESPONSE BIOMEDICAL CORP. per:

/s/ Brian Richards
Authorized Signatory

Name of Signatory: Brian Richards

Title of Signatory:             Executive VP

SIGNED, SEALED & DELIVERED	)
by WILLIAM J. RADVAK in the	)
presence of:	)
)
/s/ Robert Pilz	)	WILLIAM J. RADVAK
Signature of Witness	)
	)	Per:
Name: Robert Pilz	)
	)	/s/ William J. Radvak
206-1235 Quayside Drive	)	Duly Authorized Signatory of the Guarantor
Address: New Westminster, BC V3M 6J5)
)
Occupation: CFO	)

SCHEDULE A

1.	Line of Credit Agreement between the Company and The Toronto-Dominion Bank

s12200 (1201)
Assignment of Term Deposits
and Credit Balances

                                                                                     9512 Branch

To:      THE TORONTO-DOMINION BANK and its subsidiaries, (including TD MORTGAGE CORPORATION and TD
             PACIFIC MORTGAGE CORPORATION) ("TD")

IN CONSIDERATION of advances heretofore, now or hereafter made to the

Undersigned audlor to RESPONSE BIOMEDICAL CORP                                                                                                 (hereinafter called the Customer), the Undersigned hereby assigns, transfers andd sets over to The Toronto- Dominion Bank (the "Bank") to the extent of

FIFTEEN THOUSAND U.S. DOLLARS ____________________________ ($15,000.00 U.S. __________ )DOLLARS all monies which are now or may hereafter be from time to time at the credit of the Undersigned with TD at the

___________________________________ Branch of the Bank, WHICH MONIES SHALL INCLUDE ANY AMOUNT AND INTEREST THEREON DUE OR ACCRUING DUE TO THE UNDERSIGNED PURSUANT TO ANY TERM DEPOSIT INSTRUMENT OF TD, and TD is hereby authorized to hold such monics as a continuing collateral security for the payment of the present and future indebtedness and / or liability, direct or indirect, by way of guarantee or otherwise, and however arising, and any ultimate, unpaid balance thereof of the Undersigned and / or of the Customer to the Bank; and TD is hereby authorized to refuse to honour any cheques or orders for the payment of money which the Bank may consider would impair the value of this Assignment. The Undersigned further authorizes TD to charge against any monies herein assigned any indebtedness and / or liability hereby secured as the same may become due and payable.

It is understood that if TD permits the Undersigned to make withdrawals from any such monies at the credit of the Undersigned, such permission shall be without prejudice to the rights hereby conferred upon the Bank to hold such tnonies as security as aforesaid or to charge against the same any indebtedness and / or liability hereby secured and is not to be construed as a waiver by the Bank of such rights.

The Bank may grant extensions of time or any other indulgence, take and give up security, accept compositions, grant releases and discharges, and otherwise deal with the Customer and with other parties and securities as the Bank may sec fit without prejudice to the indebtedness and / or liability of the Undersigned to the Bank or to the Bank's rights to hold or deal with the said monies herein assigned. The authority hereby given shall not be revoked by the death of the Undersigned and in the event of the death of the Undersigned you are hereby authorized to pay from the monies herein assigned the indebtedness and / or liability of the Undersigned and I or the Customer to the Bank whether such indebtedness and / or liability has become due and payable or not

THIS ASSIGNMENT shall be binding upon the heirs, executors, administrators and assigns of the Undersigned. The Undersigned acknowledges receiving a copy of this assignment.

Dated at Burnaby, BC	this 15th day of November 2002 /s/ William J. Radvak WILLIAM J. RADVAK

512400 (1201)

GUARANTEE

To          THE TORONTO DOMINION BANK

     WHEREAS you have opened or arc about to open an account with

RESPONSE BIOMECIAL CORP.
Do not insert address or occupation if consumers is a corporation partnership or proprietorship

ADDRESS OCCUPATION

(hereinafter) called the "Customer") and as a condition of continuing to deal with the Customer or opening such account you have demanded security as hereunder written.

              NOW THEREFORE, in consideration of the premises and of your opening such account or continuing to deal with the Customer either continuously or intermittently so long as you may see fit and of such advances as you make to the Customer or others who may discount with you the paper of the Customer, wr and "arh of rte hereby jointly and severally guarantees the due payment and discharge of the indebtedness and liability to you of the Customer howsoever incurred including without limitation thereto the repayment of all moneys advanced or which may be advanced by you to the Customer or to others on the faith of the paper of the Customer and all liabilities direct or indirect to which you may become subject as a result of malting advances to or dealing with the Customer and also payment of all moneys which are now or shall at any time or from time to time hereafter become due or owing from the Customer to you on the general balance of account or for which the Customer now is or shall at any time hereafter become liable to you either directly or indirectly, whether matured or not, whether alone or jointly with others, and whether as principal or surety and whether absolute or contingent, and all interest, commission, costs, charges and expenses which may be incurred in respect of such advances or liabilities or any securities therefor for a limited amount, insert provided that no sum in excess of _______ Dollars together with interest at the rate(e) payable by the Customer accruing from date of demand on the undersigned shall be recoverable hereunder.

PROVIDED THAT NO SUM IN EXCESS OF FIFTEEN THOUSAND ($15,000,00) US DOLLARS
TOGETHER WITH INTEREST AT THE RATE(S) PAYABLE BY THE CUSTOMER ACCRUING
FROM DATE OF DEMAND ON THE UNDERSIGNED SHALL BE RECOVERABLE HEREUNDER

AND EACH PARTY who signs this agreement of guarantee declares that:

(1)            Regardless of whether or not any proposed guarantor or any other person or persons has or have executed or shall execute this agreement or guarantee or is or are or -shall become in any other way responsible to you for or in respect of the indebtedness and liability hereby guaranteed or any past thereof and regardless of whether or not any other person or persons now or hereafter responsible to you for the indebtedness and liability hereby guaranteed or any part thereof whether under this guarantee or otherwise shall cease to be so liable, this guarantee shall be a CONTINUING GUARANTEE and shall be operative and binding notwithstanding that at any time or times the Customer's account with you may be closed or any payments from time to time made to you or any settlements of account effected or any other thing whatsoever done, suffered or permitted and that this guarantee shall not be determined or affected or your rights thereunder prejudiced by the discontinuance of this guarantee as to one or more of the undersigned or by the death or loss or diminution of capacity of the Customer or by the death or loss or diminution of capacity of any person or persons who has or have executed or shall execute this guarantee or who is or are or shall become responsible in any way for the liabilities hereby guaranteed or any part thereof or by any change in the name, business, membership, directorate, powers, objects, organization or management of the Customer, it being understood that where the Customer is a partnership or corporation this guarantee is to extend to the person or persons or corporation for the time being and from time to time carrying on the business now carried on by the Customer, notwithstanding any change or changes in the name or membership of the Customer's firm or in the name of the corporate Customer and notwithstanding any re-organization of the corporate Customer or its amalgamation with another or others or the sale or disposal of its business in whole or in part to another or others. Provided, however, that no person executing this guarantee sball be liable to you hereunder for any moneys advanced to the Customer or to others on the faith of the paper of the Customer (except for the indebtedness and liability of the Customer to you arising out of requirements of the Customer based on agreements express or implied made prior to the receipt by you of the notice in writing hereinafter mentioned) after he or his executors or administrators shall have given to you notice in writing of: his or their unwillingness to be liable for moneys thereafter advanced.

           (2)            Upon this guarantee bearing this signature coming to your hands or of any officer, agent or employee of yours the same shall be deemed to be finally executed and delivered by him and shall not be subject to or affected by any promise or condition affecting or limiting his liability except as set forth as herein and no statement, respsentations, agreement or promise on your part or any officer, employee or agent of yours unless contained herein forms any part of this contract or has induced the malting thereof or shall be deemed in any way to affect his liability hereunder.

(3) No alteration or waiver of this guarantee or of any of its terms, provisions or conditions shall be binding on you unless made in writing over the signature of a Vice President of yours.

           (4)            You shall be at liberty (without in any way prejudicing or affecting your rights hereunder) from time to time to take such further or other security or securities for the indebtedness and liability hereby guaranteed or any part thereof as you may deem proper, and/or release, discharge, abandon or otherwise deal with or fail to deal with any of us or others or any such security or securities or any part thereof or with any security (or any part thereof) now held or deal with or allow any of us or others to deal with the goods or property covered thereby all as you may consider expedient or appropriate. Without limiting the generality of the foregoing or of clause (5) hereof, it is understood that you may, without exonerating any or all of us, give up or modify or abstain from perfecting or taking advantage of any such securities and accept or make any compositions or arrangements, and realize any such securities when, and in such manner and with or without notice as you may deem expedient. Neither you nor any of your directors, officers, employees or agents shall be responsible in negligence for any act taken or omitted to be taken by you or any of them hercundcr or in connection with any such securities.

           (5)            You may from time to time grant to the Customer or to any person or persons liable to you for the indebtedness and liability hereby guaranteed, or any part thereof, or in respect of any bill of exchange, promissory note, guarantee, undertaking or any instrument, paper or document now or hereafter representing said indebtedness and liability or any part thereof, time fur payment or any other indulgence and may compound with all or any of such persons as you shall see fit, all without in any way prejudicing or affecting any of your rights hereunder.

           (6)            You shall be at liberty (without in any way prejudicing or affecting your rights hereunder) to appropriate any payment made or moneys received to any portion of the indebtedness and liability hereby guaranteed whether then due or to become duo, and from time to time to revoke or alter any such appropriation, all as you shall from time to time in your uncontrolled discretion see fit.

           (7)            You may, without demand or notice of any kind, at any time when any amount shall be due and payable hereunder by any of us appropriate and apply to any portion of the indebtedness and liability hereby guaranteed, and in such order of application as you may from time to time elect, any property, balances, credits, accounts or moneys of any of us in your possession or control for any purpose.

           (8)            Where the Customer is a corporation or partnership or any entity you shall not be concerned to set: or inquire into the powers of the Customer or its directors, partners or agents acting or purporting to act on its behalf and moneys, advances, renewals or credits in fact borrowed or obtained from you in the professed exercise of such powers shall be deemed to form part of the indebtedness and liability hereby guaranteed even though the borrowing or obtaining of such moneys, advances, renewals or credits was irregularly, fraudulently, defectively or informally effected or in excess of the powers of the Customer or of the directors, partners or agents thereof and notwithstanding that you have specific notice of die powers of the Customer or the directors, partners or agents thereof.

           (9)            The statement in writing of the Manager or acting Manager at the time such statement is given of your Branch where the Customer's account is kept from time to time of the indebtedness or liability of the Customer to you shall be binding and conclusive upon each of us, and all right to question in any way your present or fume method of dealing with the Customer or any dealing with any person or persons now or hereafter liable to you for the moneys and the indebtedness and liability hereby guaranteed or any part thereof or with any securities now or hereafter held by you or with any goods or property covered by such securities or any of them is hereby waived. Each of us hereby renounces all benefits of discussion and division, and you shall not be bound to exhaust your recourse against the Customer or other person or persons or the securities you may hold, nor to value such securities before requiring or being entitled to payment from us or any of us.

           (10)          All debts and liabilities present and future of the Customer to us or any of us arc hereby assigned to you and postponed to the present and future indebtedness and liability of the Customer to you, and all moneys received from the Customer or for his account by any of us or our representatives or assigns shall be by him or them received in trust for you and forthwith upon receipt paid over to you until the Customer's indebtedness and liability to you are fully paid and satisfied all without prejudice to and without in any way limiting or lessening the liability of us to you under this guarantee.

           (11)          Upon the bankruptcy or winding up or other distribution of assets of the Customer or of any surety or guarantor for any indebtedness or liability of the Customer to you, your rights shall not be affected or impaired by your omission to prove your claim or to prove your full claim and you may prove such claim as you see fit and may refrain from proving any claim and in your discretion you may value as you see fit or refrain fiver valuing any security or securities held by you without in any way releasing, reducing or otherwise affecting the liability to you of any party hereto and until all indebtedness and liability of the Customer to you have been fully paid to you, you shall have the right to include in your claim the amount of all sums paid by any of us to you under this guarantee and to prove and rank for and receive dividends in respect to such claim, any and all right to prove and rank for such sums paid by us and to receive the full amount of all dividends in respect thereto being hereby assigned and transferred to you.

           (12)          Each of us hereby expressly waives: (a) notice of the existence or creation of all or any of the indebtedness and liability hereby guaranteed, (b) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (c) all diligence in collection or protection of or realization upon the indebtedness and liability or any part thereof, any obligation hereunder, or any security for any of the foregoing.

           (13)          You may, without notice of any kind, sell, assign or transfer all or any of the indebtedness and liability hereby guaranteed, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the indebtedness and liability, shall have the right to enforce this guarantee, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specuicaily given such nights, powers and benefits, but you shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this guarantee for your benefit, as to so much of the indebtedness and liability as you have not sold, assigned or transferred.

           (14)          No delay on your part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by you of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of yours permitted hereunder shall in any way impair or affect this guarantee. For the purposes of this guarantee, the indebtedness and liability shall include all obligations of the Customer to you, notwithstanding any right or power of the Customer or any one else to assert any claim or defense respecting the invalidity or unenforceability of any such obligation, and no such claim or defense respecting the invalidity or unenforeeability of any such obligation, and no such claim or defense shall impair or affcct the obligations of each of us hereunder.

           (15)          The liability of any of us under any other guarantee or guarantees executed by any of the undersigned and given to you in connection with the account of the Customer shall not be affected by this guarantee; nor shall this guarantee affect or be affected by the endorsement by any of us of any note or notes of the Customer, the intention being that the liability of any of us under such other guarantee or guarantees and this guarantee, and under such other note or notes and this guarantee, shall be cumulative and shall be and remain in full force and effect.

           (16)          This guarantee shall be jointly and severally binding upon us (if more than one), and upon our heirs, legal representatives, successors and assigns.

           (17)           Each of us executing this guarantee shall be held and bound to you directly as principal debtor in respect of the payment of the amounts hereby guaranteed. Any notice or demand which you may wish to give may be served on any or all of us or his or their legal personal representatives either personally or by sending the same by ordinary mail in an envelope addressed to the last known place of address of the person to be served, and the notice so sent shall be deemed to be served on the day following that on which it is mailed.

           (18)          This guarantee shall be construed in accordance with the laws of the Province of (1)                        British Columbia            and in any action thereon we or any of us shall be estnpped from denying the same; any judgement recovered in the Courts of such Province against any of us or his personal representatives shall be binding on him and on them.

           (19)          Any word herein contained importing the singular number shall include the plural and any word importing the masculine gender shall include the feminine gender and any word importing a person shall include a corporation and a partnership firm and any entity.

           (20)          In this guarantee where the context so admits any reference to "you", "your" or "yours" includes successors and assigns and any entity with which you may amalgamate.

(t) Insert Province where Customer's account is kept.

Each of the, undersigned acknowledges receipt of a copy of the within guarantee.

Dated at Burnaby, BC       this 15th      day of     November                , 2002
                                                                                 (month)                        (year)

NOTE: Unless otherwise stipulated herein this guarantee is a CONTINUING GUARANTEE for existing and future indebtedness and liability of the Customer to the Bank, and this guarantee is not confined to any particular indebtedness or liability of the Customer to the Bank.

WITNESS the respective hands and seals of the parties executing this guarantee.

SIGNED, SEALED AND DELIVERED

in the presence of	SIGNATURE AND SEAL

/s/ Robert Pilz	/s/ William J. Radvak	{SEAL}
WILLIAM J. RADVAK
{SEAL}

{SEAL}

{SEAL}

{SEAL}

{SEAL}

{SEAL}